UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2017

ML WINTON FUTURESACCESS LLC
 (Exact name of registrant as specified in its charter)

Delaware	0-51084	20-1227904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
250 Vesey Street, 11th Floor
New York, NY 10281
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (609) 274-5838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)            ML Winton FuturesAccess LLC (the "Registrant") has been governed and operated pursuant to its Sixth Amended and Restated Limited Liability Company Operating Agreement dated as of January 31, 2015, as amended by Amendments dated as of March 31, 2015 and August 30, 2017 (the "Operating Agreement").  Merrill Lynch Alternative Investments LLC is the sponsor and manager (the "Sponsor") of the Registrant.  Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Operating Agreement.

 (1)            The Sponsor adopted an amendment to the Operating Agreement effective October 12, 2017 (the "Amendment").  The Amendment and the Operating Agreement are being filed as exhibits.

(2)            The Amendment revised the Operating Agreement to include new terms which provide that after a Class C Unit has been issued and outstanding for thirty (30) full calendar months, the Sponsor may, in its sole discretion, automatically convert such Class C Unit to a Class A Unit as of the first business day of the 31st month such Unit is outstanding or as of the first business day of such later month as the Sponsor may, in its sole discretion, determine.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
3.02(i)	Amendment dated October 12, 2017 to the Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC.
3.02(ii)	Amendment dated August 30, 2017 to the Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC.
3.02(iii)	Amendment dated March 31, 2015 to the Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC.
3.02(iv)	Sixth Amended and Restated Limited Liability Company Operating Agreement of ML Winton FuturesAccess LLC dated as of January 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML WINTON FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its manager

By:	/s/ Barbra E. Kocsis
Name: Barbra E. Kocsis
Title: Chief Financial Officer

Date:  October 18, 2017